UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 26, 2008

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

850 Bear Tavern Road, Suite 201 Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2008, DOR BioPharma, Inc. (the “Company”) entered into a letter of intent (the “Letter of Intent”) with Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”), which, among other things,  grants Sigma-Tau an exclusive right to negotiate terms and conditions for a possible business transaction or strategic alliance regarding the Company’s lead product, orBec® (oral beclomethasone dipropionate), and potentially other Company biotherapeutic pipeline compounds until March 1, 2009. In consideration for entering into the Letter of Intent, Sigma-Tau has agreed to purchase $1.5 million of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the market price of $0.09 per share, representing 16,666,667 shares of common stock. The $1.5 million contribution we received will be considered an advance payment to be deducted from future payments due to the Company by Sigma-Tau pursuant to any future orBec® commercialization arrangement reached between the two parties.

The closing of the transaction relating to a business transaction or strategic alliance regarding the Company’s lead product, orBec® (oral beclomethasone dipropionate), and potentially other Company biotherapeutic pipeline compounds is subject to execution of definitive agreements between the parties, containing such representations, warranties, covenants, conditions, indemnities and limitations as are customary in a transaction of this kind. The Company has granted Sigma-Tau demand and piggy-back registration rights with regard to the shares issued to Sigma-Tau.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the Letter of Intent attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Under the terms of Letter of Intent described in Item 1.01 of this Form 8-K, the Company has agreed to issue 16,666,667 shares of Common Stock to Sigma-Tau, for gross proceeds of $1.5 million. The Company has issued demand and piggy-back registration rights to Sigma Tau in connection with this investment.  Such securities will be issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The net proceeds from the sale of the securities will be used for working capital and general corporate purposes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                Title

10.1	Letter of Intent dated November 26, 2008 by and between DOR BioPharma, Inc. and Sigma-Tau Pharmaceuticals, Inc.

99.1	Press release issued by DOR BioPharma, Inc. on December 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DOR BIOPHARMA, INC.

December 1, 2008	by:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit                       No.           Description

10.1	Letter of Intent dated November 26, 2008 by and between DOR BioPharma, Inc. and Sigma-Tau Pharmaceuticals, Inc.

99.1	Press release issued by DOR BioPharma, Inc. on December 1, 2008.